EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-55020 and No. 333-82874) of Align Technology, Inc. of our report dated February 7, 2003, except as to the restatement described in Note 1 as to which the date is July 16, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 12, 2003